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INNOVATION IN PHOTODYNAMIC THERAPY


DUSA PHARMACEUTICALS, INC.
FOR IMMEDIATE RELEASE



                    DUSA ANNOUNCES DEPARTURE OF JOHN MATTERN

WILMINGTON, MASSACHUSETTS JULY 2, 2002 DUSA Pharmaceuticals, Inc. (NASDAQ NMS:
DUSA) announced today that John Mattern, Vice President, Finance and Chief Financial Officer, has left the employ of the Company to pursue other interests. DUSA fully expects to hire a replacement CFO in due course. The last day of Mattern's employment was June 28, 2002. In the interim, Dr. D. Geoffrey Shulman, DUSA's President and CEO, who held the CFO position before Mr. Mattern joined the company in July 2000, will be responsible for this function.

Except for historical information, this press release contains certain forward-looking statements that involve known and unknown risk and uncertainties, which may cause actual results to differ materially from any future results, performance or achievements expressed or implied by the statements made. These forward-looking statements relate to the expectation to hire a replacement in due course, and that DUSA's President and CEO will be responsible for this function during the interim. Such risks and uncertainties include, but are not limited to the ability to DUSA's ability to attract an executive in the current market environment, and other risks identified in DUSA's SEC filings from time to time.

For further information contact: D. GEOFFREY SHULMAN, MD, PRESIDENT & CEO or SHARI LOVELL, DIRECTOR, SHAREHOLDER SERVICES Tel: 416.363.5059 Fax 416.363.6602 or visit www.dusapharma.com